SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  / /

Filed by a Party other than the Registrant  /x/

Check the appropriate box:

/x/  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to ss. 240a-12


                        SECURITY FINANCIAL BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

                             FINANCIAL EDGE FUND, LP
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Party:
     (4)  Date Filed:

                        SECURITY FINANCIAL BANCORP, INC.
--------------------------------------------------------------------------------


                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 19, 2000

--------------------------------------------------------------------------------

                     PROXY STATEMENT OF THE PL CAPITAL GROUP
                                IN OPPOSITION TO
                             THE BOARD OF DIRECTORS
                       OF SECURITY FINANCIAL BANCORP, INC.

--------------------------------------------------------------------------------

WHY YOU WERE SENT THIS PROXY STATEMENT

This proxy statement and the accompanying BLUE proxy card are being furnished to you and other holders of the common stock of Security Financial Bancorp, Inc. ("Security Financial" or the "Company") in connection with the solicitation of proxies by the PL Capital Group. The PL Capital Group seeks your support in electing two of its candidates, John Palmer and Richard Lashley, to Security Financial's Board of Directors, in opposition to the directors nominated for election by the management of Security Financial.

The PL Capital Group consists of various investment entities and individuals that beneficially own an aggregate of 168,000 shares, representing approximately 8.67% of Security Financial's outstanding common stock. The PL Capital Group consists of PL Capital, LLC ("PL Capital"), Financial Edge Fund, LP ("Financial Edge"), Financial Edge/Strategic Fund, LP ("Financial Edge/Strategic"), Richard Lashley, John Palmer and Beth Lashley. This proxy statement sometimes refers to the PL Capital Group as the "Group," "we," "us," "our" and variants of those words.

The PL Capital Group is soliciting your proxy to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Security Financial. The Annual Meeting will be held on October 19, 2000 at Security Financial's main office located at 9321 Wicker Avenue, St. John, Indiana on Thursday, October 19, 2000 at 5:00 p.m., local time. Only stockholders of record as of September 11, 2000 will be entitled of notice and to vote at the Annual Meeting.

THE PL CAPITAL GROUP'S GOAL IS TO ELECT TWO BOARD MEMBERS WHO INTEND TO STRONGLY ENCOURAGE SECURITY FINANCIAL'S BOARD AND MANAGEMENT TO:

1.   AGGRESSIVELY REDUCE SECURITY FINANCIAL'S OVERHEAD EXPENSES;

2.   AGGRESSIVELY REPURCHASE ITS COMMON STOCK IN THE OPEN MARKET; AND

3. CONSIDER A SALE OF SECURITY FINANCIAL TO A LARGER, MORE EFFICIENT FINANCIAL INSTITUTION IF SUCH A SALE MAXIMIZES SHAREHOLDER VALUE .

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY OR HOW FEW SHARES YOU HOLD. We urge you to execute and return the enclosed BLUE proxy card whether or not you attend the Annual Meeting. Please remember that your last-dated proxy is the only one that counts, so we urge you



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


to return the enclosed BLUE card, even if you have delivered a prior proxy. We urge you to NOT return any proxy card sent to you by the Company.

If you have any questions or require any assistance, please contact:

                           BEACON HILL PARTNERS, INC.
                                 90 Broad Street
                               New York, NY 10004
                            Toll Free: 1-800-755-5001


WHY WE ARE SEEKING ELECTION TO SECURITY FINANCIAL'S BOARD OF DIRECTORS:

SECURITY FINANCIAL'S OVERHEAD EXPENSE RATIOS ARE AMONG THE WORST IN THE THRIFT INDUSTRY AND NEED TO BE REDUCED

In January, 2000, Security Financial converted from a mutually owned savings and loan association to a publicly owned financial institution. In the three years prior to conversion, Security Federal, the wholly owned banking subsidiary of Security Financial, lost money every year, during one of the greatest economic booms in United States history. The reasons for Security Federal's poor historical financial performance are numerous, including a flawed mortgage banking and mortgage servicing strategy and excessive expenses for a bank of Security Financial's size. Although certain of these issues have been and are being addressed by current management, the Company's overhead expenses are still excessive.

Security Financial spent $1.77 million on operating expenses in the most recent quarter ended June 30, 2000. To put this in perspective, banking analysts typically express operating expenses as a percentage of assets, to see how much a bank spends relative to its assets. Security Financial's operating expense to asset ratio in the second quarter was 3.72% (annualized), one of the worst ratios in the thrift industry in the United States (the average thrift in the U.S. had a 1.80% overhead expense ratio and the average thrift in Indiana had a 2.23% overhead expense ratio, based upon the most recent data available). If Security Financial reduced its operating expense to asset ratio to 2.23% (the average for Indiana thrifts), the Company would have earned $.59 per share (pretax), rather than the $.22 per share (pretax) it reported, in the second quarter ended June 30, 2000.

Another commonly used measure of a bank or thrift's performance is the "efficiency ratio." This ratio measures the cost (in operating expenses) of producing gross revenue (e.g., a bank that spends $5.0 million in operating expenses and has $10.0 million of gross revenue, has a 50% efficiency ratio). The higher the efficiency ratio, the less efficient is the bank, so a higher efficiency ratio indicates worse performance. The average thrift in the U.S. and Indiana had a 52% and 60% efficiency ratio, respectively, based upon the most recent data available. Security Financial's efficiency ratio (based upon the most recent quarter ended June 30, 2000) is 79%.

It is our belief that the current management and Board of Directors of Security Financial and Security Federal have not shown the willingness or ability to take all of the steps necessary to bring the Company's expense ratios in line with its peers and that the Company will not earn an appropriate return for its shareholders until its expenses are reduced significantly.

SECURITY FINANCIAL SHOULD AGGRESSIVELY REPURCHASE ITS COMMON STOCK

As of June 30, 2000, the Company had equity capital of $36.5 million and total assets of $190 million, a tangible equity to asset ratio of 19%. Since the average thrift in the U.S. has a 6% tangible equity to asset ratio, we believe that Security Financial has excess capital. While a strong capital base is important, the PL Capital Group believes that well-run thrifts typically manage their capital to a lower level (e.g. 5-8% capital ratios), thereby maximizing return on equity for the benefit of its shareholders.



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


Having excess capital is typical for recently converted thrifts, most of which are overcapitalized upon conversion. The two basic ways most thrifts address this situation is by some combination of: (1) shrinking the equity base by repurchasing stock in the open market and paying dividends, and (2) growing the asset base of the Company through acquisitions of other banks, opening new locations and/or purchasing assets.

In Security Financial's case, we do not believe the Company has evidenced an ability to operate profitably in its existing locations and lines of business, therefore we are against any aggressive expansion of the Company's existing franchise, either geographically or into new lines of business. In our view, the Company's primary strategy to address its overcapitalization should be to aggressively repurchase its common stock in the open market. We are also opposed to Security Financial pursuing an acquisition strategy or purchasing assets (such as investment securities) as a way to grow out of its overcapitalized situation, for the same reason noted above.

SECURITY FINANCIAL'S BOARD OF DIRECTORS SHOULD REMAIN ALERT TO OPPORTUNITIES TO MERGE WITH A LARGER, MORE PROFITABLE FINANCIAL INSTITUTION

Although it is our belief that Security Financial's Board and management should currently focus on maximizing the Company's earnings and book value per share through the steps outlined above, we believe one of the primary long term obligations of the Board of Directors is to monitor opportunities for the Company to be acquired by a larger, more profitable financial institution if such a transaction provides superior shareholder value (compared to a strategy of remaining independent) and meets the needs of its customers and employees.

As of July 31, 2000 Security Financial's stock price was $14.87 per share. This represents 79% of Security Financial's June 30, 2000 tangible book value per share of $18.80. Over time, Security Financial's tangible book value will increase if Security Financial remains profitable and it pursues a strategy of acquiring common stock in the open market at a discount to tangible book value. Since most thrifts such as Security Financial are typically valued, in an acquisition, at an amount at least equal to tangible book value, we believe an acquisition of the Company has to be considered by the Board of Directors. (We note that most thrift acquisitions are typically made at a premium to tangible book value, in large part reflecting the inherent value of thrift deposits, which are typically an attractive, lower cost of funding for the acquiring institution, compared to raising funds in the open market.)

WE BELIEVE SECURITY FINANCIAL'S SHAREHOLDERS WOULD BENEFIT FROM HAVING ADDITIONAL OUTSIDE SHAREHOLDERS ON SECURITY FINANCIAL'S BOARD

We believe Security Financial's existing Board of Directors would be benefit from the perspective brought by adding outside shareholders such as our candidates. Our Group currently owns 8.67% of Security Financial, a significant financial stake in the Company. Our candidates also have significant expertise and experience in the banking industry, as discussed more fully below.

For all of the reasons noted above, IF ELECTED, MESSRS. LASHLEY AND PALMER INTEND TO ENCOURAGE SECURITY FINANCIAL'S BOARD AND MANAGEMENT TO:

o    AGGRESSIVELY REDUCE SECURITY FINANCIAL'S OVERHEAD EXPENSES;

o    AGGRESSIVELY REPURCHASE ITS COMMON STOCK IN THE OPEN MARKET; AND



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


o CONSIDER A SALE OF SECURITY FINANCIAL TO A LARGER, MORE EFFICIENT FINANCIAL INSTITUTION IF SUCH A SALE MAXIMIZES SHAREHOLDER VALUE.


THE PL CAPITAL GROUP'S POSITION ON THE PROPOSED 2000 STOCK-BASED INCENTIVE PLAN

The Company is proposing to offer directors, management and other employees stock options and stock awards pursuant to a Stock-Based Incentive Plan requiring stockholder approval. Stock options granted under that plan would have a strike price equal to the market price on the date the stock options were issued. Therefore, with respect to options, in order for grantees of options to receive a benefit, the price of the Company's stock must increase to a price in excess of the strike price when the option is exercised. On the other hand, stock awards are simply outright grants of restricted stock of the Company, so that if the Company's stock price declines after issuance, grantees would likely still receive a benefit because they paid nothing for the stock.

The PL Capital Group does not object to offering directors, management and other employees stock options because the PL Capital Group believes stock options can properly reward management for positive performance. The PL Capital Group believes that awards of Company stock, however, provide no future performance incentive because they are free. Stock awards therefore lack ongoing benefit to stockholders and, in addition, stock awards will dilute tangible book value.

Because the Company has combined stock options and stock awards into one proposed plan, the PL Capital Group has no alternative but to vote against the entire proposal and recommends that other stockholders also vote against the Company's proposal.

THE PL CAPITAL GROUP'S PREVIOUS EXPERIENCE WITH MAXIMIZING SHAREHOLDER VALUE

Members of the PL Capital Group believe they have previously been successful in maximizing the value of thrifts in which they invested. Since inception in 1996 (and prior to filing the Group's initial Schedule 13D on the Company), Financial Edge Fund, LP (and/or other members of the Group) have accumulated ownership positions greater than 5% in four savings institutions, including Security Financial. The other three: (1) Haven Bancorp, a $3 billion asset thrift in New York; (2) MidConn Bank, a $350 million asset thrift in Connecticut; and (3) SuburbFed Financial, a $450 million asset thrift in Illinois, were all acquired by larger financial institutions subsequent to the dates that PL Capital initially filed Schedule 13D's on each institution.

In all of these instances, PL Capital's Schedule 13D stated that PL Capital intended to encourage management of each institution to seek ways to maximize shareholder value, including, but not limited to, sale of the institution.

In the case of Haven, Mr. Lashley and another member of the PL Capital Group were placed on Haven's Board at the invitation of Haven's Board, in March, 2000, subsequent to PL Capital Group's initiation of a proxy contest to seek two seats on Haven's Board. In June, 2000 Haven announced its acquisition by Queens County Bancorp, a transaction which is expected to close in the fourth quarter of 2000. If the Haven/Queens County transaction had closed as of August 25, 2000, the value of the transaction to Haven's shareholders would have been approximately $27.50 per share, an approximately 125% premium to Haven's stock price in February 2000 ($12.00), one month before members of the Group were placed on Haven's Board.



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


On January 28, 1997 MidConn Bank announced it was being acquired by Eagle Financial, in a transaction valued at $25.00 per share, a 67% premium to MidConn's stock price ($15.00) on the day (May 1, 1996) PL Capital filed its initial Schedule 13D.

On December 27, 1997 SuburbFed Financial announced a sale to CFS Bancorp, in a transaction valued at $47.50 per share, a 106% premium to SuburbFed's stock price ($23.00) on the day PL Capital filed its initial Schedule 13D (April 16, 1997).

Please note that even though members of the PL Capital Group were actively involved in encouraging management of these companies to enhance earnings and pursue a sale of the company, the PL Capital Group does not claim that PL Capital's actions necessarily or solely caused the increases in shareholder value described above, and these transactions and events may have occurred even if PL Capital did not exercise its shareholder rights.

OUR SLATE OF DIRECTORS

Security Financial's Board currently consists of 9 members. Three seats on the board of directors are slated for election at the Annual Meeting.

At the Annual Meeting, the PL Capital Group will seek to elect Richard Lashley and John Palmer to fill two of the three open director seats, in opposition to the Company's nominees. The election of Messrs. Lashley and Palmer requires the affirmative vote of a plurality of the votes cast. If elected, Messrs. Lashley and Palmer would each be entitled to serve a three-year term.

Our director nominees have substantial experience and expertise in the banking industry in a variety of capacities, including significant knowledge of Security Financial and the Indiana and Illinois banking markets.

RICHARD LASHLEY

Richard Lashley, age 42, is the co-founder and co-owner of PL Capital. Founded in 1995, PL Capital is an investment management and financial advisory firm dedicated to the banking and financial services industry. PL Capital is the General Partner of Financial Edge Fund, LP and Financial Edge/Strategic Fund, LP. Those two investment partnerships invest primarily in banks, thrifts and other financial services companies. Mr. Lashley has substantial professional and financial advisory experience in the banking industry. From 1984 to 1996 he worked in a variety of capacities for KPMG Peat Marwick, the nation's largest professional services firm serving banks and thrifts. When he resigned to form PL Capital, Mr. Lashley was a Director in KPMG's Financial Services Corporate Finance Practice, where his specialty was bank merger advisory services. In the past seven years, Mr. Lashley has been a financial advisor in bank mergers with over $1.0 billion of transaction value. While at KPMG, Mr. Lashley also served as Assistant to the Director of KPMG's National Banking and Finance Practice. In that position, he was responsible for monitoring technical accounting and regulatory issues for KPMG's nationwide savings institutions practice. He also has extensive experience working with banking industry regulatory and accounting bodies such as the Office of Thrift Supervision, Office of the Comptroller of the Currency, Securities and Exchange Commission, Financial Accounting Standards Board and the American Institute of Certified Public Accountants (AICPA). Mr. Lashley served as Assistant to the Chairman of the AICPA Savings Institution Committee in Washington DC in 1992-1993. Mr. Lashley is a CPA and holds an MBA degree from Rutgers University. Mr. Lashley currently resides in Warren, NJ, with his wife, Beth, and their two children. Mr. Lashley is currently a member of the Board of Directors of Haven Bancorp, Inc. and CFS Bank, a publicly-traded $3 billion asset thrift in New York, and an Advisory Board Member for Clever Ideas-LeCard, Inc., a privately-held financial services entity based in Chicago. Mr. Lashley is the beneficial owner of 167,900 shares of Security Financial common stock.



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


JOHN PALMER

John Palmer, age 40, is the co-founder and co-owner of PL Capital. Founded in 1995, PL Capital is an investment management and financial advisory firm dedicated to the banking and financial services industry. PL Capital is the General Partner of Financial Edge Fund, LP and Financial Edge/Strategic Fund, LP. Those two investment partnerships invest primarily in banks, thrifts and other financial services companies. Mr. Palmer has substantial professional and financial advisory experience in the banking industry. From 1983 to 1996 he worked in a variety of capacities for KPMG Peat Marwick, the nation's largest professional services firm serving banks and thrifts. When he resigned to form PL Capital, Mr. Palmer was a Director in KPMG's Financial Services Corporate Finance Practice, where his specialty was bank merger advisory services. In the past seven years, Mr. Palmer has been a financial advisor in bank mergers with over $1.0 billion of transaction value. He also has extensive experience working with banking industry regulatory and accounting bodies such as the Office of Thrift Supervision, Office of the Comptroller of the Currency, Securities and Exchange Commission, Financial Accounting Standards Board and the American Institute of Certified Public Accountants. Mr. Palmer obtained his Bachelor of Accounting Degree from Walsh College in 1983, and is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Palmer currently resides in Naperville, IL with his wife, Kristine, and their two children. Mr. Palmer is currently a member of the Board of Directors of Clever Ideas-LeCard, Inc., a privately held financial services entity based in Chicago. Mr. Palmer is a member of the Board of Directors for the Victory Gardens Theater in Chicago, where he serves as treasurer. The theater's mission is to assist in the advancement of minority play writers into the theatrical community. Mr. Palmer is the beneficial owner of 167,000 shares of Security Financial common stock.

Both nominees have consented to being named in this proxy and to serve, if elected, however, if either Mr. Lashley or Mr. Palmer is unable to serve as a director, the persons named as proxy on the attached BLUE card will vote for the election of another nominee as may be proposed by the Group.

WHO CAN VOTE AT THE ANNUAL MEETING

The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") is September 11, 2000. Stockholders of the Company as of the Record Date are entitled to one vote at the Annual Meeting for each share of common stock of the Company, $.01 par value per share (the "Common Stock"), held on the Record Date. It is anticipated that the proxy statement that will be filed by the Company will state the number of shares issued and outstanding on the Record Date.

HOW TO VOTE BY PROXY

To elect the PL Capital Group's nominees to the Board, promptly complete, sign, date and mail the enclosed BLUE proxy card in the enclosed postage-paid envelope. Whether you plan to attend the Annual Meeting or not, we urge you to complete and return the enclosed BLUE proxy card.

Properly executed proxies will be voted in accordance with the directions indicated thereon. If you sign the BLUE proxy card but do not make any specific choices, your proxy will vote your shares as follows:

o "FOR" the election of our two nominees to the Board of Directors, Richard Lashley and John Palmer.

o "AGAINST" the proposed Security Financial Bancorp, Inc. 2000 Stock-Based Incentive Plan.

o "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the auditors of the Company for the fiscal year ending June 30, 2001.



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If any other matters are presented at the Annual Meeting, your proxy will vote in accordance with the best judgment of the persons named on the attached proxy card as discussed in the "Other Matters To Be Considered At The Annual Meeting" section. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the BLUE proxy card on your behalf. You should also sign, date and mail the voting instruction form your broker or banker sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

The PL Capital Group anticipates that the Company will solicit proxies with respect to a proposal to ratify the appointment of Crowe, Chizek and Company LLP as the auditors of the Company. The PL Capital Group recommends a vote for this proposal. You may use the BLUE proxy card to vote for this proposal.

The PL Capital Group is not aware of any other proposals to be brought before the Annual Meeting. If other proposals are brought before the Annual Meeting, the persons named on the BLUE proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of the PL Capital Group or the program of the PL Capital Group outlined in this Proxy Statement, as determined by the PL Capital Group in its sole discretion. If that occurs, such persons will vote on such proposals at their discretion.

VOTING AND PROXY PROCEDURES

The Board of Directors of Security Financial is divided into three classes of directors having staggered terms of three years. Stockholders of Security Financial are not permitted to cumulate their votes for the election of directors. If elected, Messrs. Lashley and Palmer would each serve for a three-year term expiring in 2003.

Because the PL Capital Group is only proposing two nominees for the Board of Directors, if the two PL Capital Group nominees are elected, another individual will also be elected (either a person nominated by the Company or a person nominated by another stockholder). If you vote for the election of Messrs. Palmer and Lashley by returning the BLUE proxy card, you will not be able to vote for or against that third individual. If Messrs. Lashley and Palmer are elected, the PL Capital Group would obtain minority representation on the Company's Board of Directors (two of nine seats).

The presence of a majority of all of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Abstentions are counted for purposes of determining a quorum. Broker non-votes (shares that are not voted by brokers on a particular matter because discretionary authority to vote has been withheld from the broker by the beneficial owner) will be counted in determining the presence of a quorum. Accordingly, broker non-votes will not affect the outcome of the election or the approval of proposals.

Election of Messrs. Lashley and Palmer requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. Approval of the 2000 Stock-Based Incentive Plan and ratification of Crowe Chizek and Company LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares of the Common Stock cast at the Annual Meeting.



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THE PL CAPITAL GROUP URGES YOU TO VOTE FOR THE ELECTION OF RICHARD LASHLEY AND
JOHN PALMER AS DIRECTORS OF SECURITY FINANCIAL, AND AGAINST THE ADOPTION OF THE 2000 STOCK-BASED INCENTIVE PLAN, BY SIGNING, DATING, AND MAILING THE ENCLOSED BLUE PROXY CARD AS SOON AS POSSIBLE.

PROXIES SOLICITED BY THIS PROXY STATEMENT MAY BE EXERCISED ONLY AT THE ANNUAL MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF) IN ACCORDANCE WITH YOUR INSTRUCTIONS AND WILL NOT BE USED FOR ANY OTHER MEETING.

Any proxy may be revoked by you at any time prior to the time a vote is taken by delivering to the Secretary of Security Financial Bancorp a notice of revocation bearing a later date, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person (but attendance at the Annual Meeting will not by itself constitute revocation of a prior-delivered proxy). This proxy is first being mailed to shareholders on or about September ___, 2000.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.

If you own any shares of the Common Stock which are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute and return on your behalf the BLUE proxy card. You should also sign, date and mail the proxy form your broker or bank sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

If you wish to support Messrs. Lashley and Palmer, please sign, date and return only the BLUE proxy card. If you later vote on management's proxy (even if it is to withhold authority to vote for management's nominees) you will revoke your previous vote for Messrs. Lashley and Palmer.

ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.

If you have already sent a proxy to management of the Company, you can revoke that proxy by signing, dating and mailing the BLUE proxy card or by voting in person at the Annual Meeting.

IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SECURITY FINANCIAL BANCORP COMMON STOCK REPRESENTED BY THE BLUE PROXY CARD FOR THE ELECTION OF MESSRS. LASHLEY AND PALMER, AGAINST THE ADOPTION OF THE 2000 STOCK-BASED INCENTIVE PLAN AND FOR THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

SOLICITATION OF PROXIES; EXPENSES

The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by the PL Capital Group. In addition to the use of the mails, proxies may be solicited by the PL Capital Group, other Participants (as defined below) and/or their



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employees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold, and PL Capital Group will reimburse such institutions for their reasonable out-of-pocket expenses.

The PL Capital Group has retained Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $20,000 plus reimbursement of reasonable out-of-pocket expenses. Approximately four persons will be utilized by that firm in its solicitation efforts.

The PL Capital Group estimates that its total expenditures relating to the solicitation of proxies will be approximately $50,000 (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation). Total cash expenditures to date relating to this solicitation have been approximately $30,000.

The PL Capital Group intends to seek reimbursement from the Company for its actual expenses in connection with this solicitation. If elected, the PL Capital Group and its nominees will submit the matter to a vote of the Company's Board of Directors. The Company's Board of Directors may vote to submit the matter to a vote of the Company's stockholders. If elected to the Company's Board of Directors, Messrs. Lashley and Palmer intend to vote in favor of reimbursing the PL Capital Group and submitting the matter to a vote of the Company's stockholders. If the matter is submitted to a vote of the Company's stockholders, the PL Capital Group will vote its shares in favor of such reimbursement and will accept the results of such stockholder vote.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

PL Capital, LLC is a Delaware limited liability company. The principal business of PL Capital is serving as general partner of Financial Edge Fund, LP and Financial Edge/Strategic Fund, LP, both of which are Delaware limited partnerships which invest primarily in equity securities issued by publicly traded companies, with emphasis on investments in banks and thrifts. The managing members of PL Capital are Richard Lashley and John Palmer. Beth Lashley is the wife of Richard Lashley. Ms. Lashley is a CPA and financial analyst who is currently not employed. PL Capital, LLC, Mr. Lashley and Mr. Palmer each are a participant, and Beth Lashley may be deemed to be a participant, in the solicitation conducted with this Proxy Statement. Each of them is referred to in this Proxy Statement as a "Participant" and collectively they are the "Participants."

Exhibit A lists certain information regarding ownership of the Common Stock by the Participants and transactions in the Common Stock made by the Participants during the last two years. The PL Capital Group beneficially owns approximately 8.67% of the outstanding shares of Security Financial's Common Stock. Although it has no current intention to do so, the PL Capital Group may change or alter its investment strategy at any time to increase or decrease its holdings in Security Financial.

Except as set forth herein, no Participant is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

There are no material proceedings to which any Participant or any associate of any Participant is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Participant and no associate of any Participant has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company.

Except as described herein or in Exhibit A, neither any Participant nor any associate of any Participant (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No member of the PL Capital Group has paid any compensation to Messrs. Lashley or Palmer in connection with their becoming nominees of the PL Capital Group at the Annual Meeting. The PL Capital Group has agreed to reimburse Messrs. Lashley and Palmer for any expenses they incur in connection with the Annual Meeting but has no other arrangements or understandings with Messrs. Lashley or Palmer with respect to the securities of the Company other than as set forth herein. Messrs. Lashley and Palmer have agreed to become nominees of the PL Capital Group in order to further the goals of the PL Capital Group, as set forth in this Proxy Statement.

OTHER MATTERS

The PL Capital Group anticipates that the Company's proxy statement will contain information regarding (1) securities ownership of 5% or more beneficial ownership and management; (2) the committees of the Company's Board of Directors; (3) the meetings of the Company's Board of Directors and all committees thereof; (4) the background of the nominees of the Company's Board of Directors; (5) the compensation and remuneration paid and payable to the Company's directors and management; (6) stock price performance; and (7) the submission of stockholder proposals at the Company's 2001 annual meeting of stockholders. The PL Capital Group has no knowledge of the accuracy of the Company's disclosures in its proxy materials.

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN WE ARE SEEKING YOUR SUPPORT. PLEASE VOTE FOR MESSRS. LASHLEY AND PALMER AND AGAINST THE 2000 STOCK-BASED INCENTIVE PLAN BY SIGNING, DATING, AND MAILING IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED BLUE PROXY CARD AS SOON AS POSSIBLE. ONLY YOUR LATEST DATED PROXY COUNTS. EVEN IF YOU HAVE ALREADY RETURNED A PROXY TO THE COMPANY'S BOARD OF DIRECTORS, YOU HAVE EVERY LEGAL RIGHT TO REVOKE IT BY SIGNING, DATING, AND MAILING THE ENCLOSED BLUE PROXY CARD OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

WHO YOU CAN CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact Beacon Hill Partners, Inc., proxy solicitors for the PL Capital Group, at the following address and telephone number:

                       BEACON HILL PARTNERS, INC.
                       90 Broad Street
                       New York, NY 10004
                       Toll Free: 1-800-755-5001

Please also feel free to contact PL Capital Group:

Mr. Richard Lashley, Principal                 Mr. John Palmer, Principal
PL Capital, LLC                                PL Capital, LLC
466 Southern Blvd.                             2015 Spring Road
Chatham, NJ 07928                              Suite 290
(973) 360-1666                                 Oak Brook, IL  60523
(973) 360-1720 (fax)                           (630) 928-0231
                                               (630) 928-0232 (fax)



IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. PLEASE SIGN AND DATE YOUR BLUE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.


Sincerely,

/s/ Richard Lashley                                 /s/ John Palmer
Richard Lashley                                     John Palmer
The PL Capital Group                                The PL Capital Group


September XX, 2000

                                    Exhibit A
        Additional Information Regarding Members of the PL Capital Group

The following table sets forth information regarding holdings of Common Stock by members of the PL Capital Group (who together constitute a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934):

---------------------------------- -------------- ----------- -----------------
                                                               Shares Held By
                                    Shares Held    Percent     Non-Participant
     Participant & Address          Beneficially   of Class      Associates
---------------------------------- -------------- ----------- -----------------
John Palmer                           167,000        8.62%           0
PL Capital, LLC
2015 Spring Road, Suite 290
Oak Brook, Illinois 60523
---------------------------------- -------------- ----------- -----------------
Richard Lashley                       167,900        8.67%           0
c/o PL Capital, LLC
2015 Spring Road, Suite 290
Oak Brook, Illinois 60523
---------------------------------- -------------- ----------- -----------------
PL Capital, LLC
2015 Spring Road, Suite 290           166,900        8.61%           0
Oak Brook, Illinois 60523
---------------------------------- -------------- ----------- -----------------
Financial Edge Fund, LP
2015 Spring Road, Suite 290           166,900        8.61%           0
Oak Brook, Illinois 60523
---------------------------------- -------------- ----------- -----------------
Financial Edge/Strategic Fund, LP     166,900        8.61%           0
2015 Spring Road, Suite 290
Oak Brook, Illinois 60523
---------------------------------- -------------- ----------- -----------------
Beth Lashley                            1,000        <0.1%           0
c/o PL Capital, LLC
2015 Spring Road, Suite 290
Oak Brook, Illinois 60523
---------------------------------- -------------- ----------- -----------------

No member of the PL Capital Group owns any shares of the Common Stock of record but not beneficially.

                        Transactions in the Common Stock

Transactions In Stock of the Corporation

The following transactions are the only transactions during the past two years with regard to any Participant.

Financial Edge:
----------- --------------------
   Date       Number of Shares
----------- --------------------
  2/11/00          5,000

----------- --------------------
  2/14/00         10,000
----------- --------------------
  2/14/00         10,000
----------- --------------------
  2/16/00          5,000
----------- --------------------
  2/17/00          2,900
----------- --------------------
  2/18/00         10,000
----------- --------------------
  2/25/00          6,000
----------- --------------------
  2/25/00         44,000
----------- --------------------
  3/2/00           2,000
----------- --------------------
  3/2/00           5,000
----------- --------------------
  3/6/00           4,000
----------- --------------------
  3/6/00           9,000
----------- --------------------
  3/7/00           2,000
----------- --------------------
  3/7/00           5,000
----------- --------------------
  3/7/00          30,000
----------- --------------------
  3/8/00           2,000
----------- --------------------
  3/10/00          5,000
----------- --------------------
  4/25/00         10,000
----------- --------------------
  7/28/00        (10,000)
----------- --------------------


Financial Edge Strategic:
----------- --------------------
   Date       Number of Shares
----------- --------------------
   3/2/00         10,000
----------- --------------------


John Palmer:
----------- --------------------
   Date       Number of Shares
----------- --------------------
  5/15/00            100
----------- --------------------


Beth Lashley
----------- --------------------
   Date       Number of Shares
----------- --------------------
  5/15/00          1,000
----------- --------------------


The aggregate number of shares held by the Group is 168,000, approximately 8.67% of the total shares outstanding.

The amount of funds expended to date by Financial Edge to acquire the 166,900 shares of Common Stock held in its name is $1,672,863. Such funds were provided in part from Financial Edge's available capital and, from time to time, in part by margin account loans from subsidiaries of The Bear Stearns Companies, Inc. ("Bear Stearns"), extended in the ordinary course of business.

The amount of funds expended to date by Financial Edge Strategic to acquire the 10,000 shares of Common Stock it holds in its name is $108,150. Such funds were provided in part from Financial Edge Strategic's available capital and, from time to time, in part by margin account loans from subsidiaries of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), extended in the ordinary course of business.

The amount of funds expended to date by Mr. Palmer to acquire the 100 shares of Common Stock he holds in his name is $1,289. Such funds were provided from Mr. Palmer's personal funds.

The amount of funds expended to date by Beth Lashley to acquire the 1,000 shares of Common Stock she holds in her name is $12,810. Such funds were provided from Ms. Lashley's IRA account held at Bear Stearns.

All purchases of Common Stock made by members of the Group using funds borrowed from Bear Stearns, or DLJ, if any, were made in margin transactions on those firms usual terms and conditions. All or part of the shares of Common Stock owned by members of the Group may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities to members of the Group. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Neither Mr. Lashley nor Mr. Palmer is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

                                      PROXY

          THIS PROXY IS SOLICITED BY THE PL CAPITAL GROUP IN OPPOSITION TO THE BOARD OF DIRECTORS OF SECURITY FINANCIAL BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Richard Lashley and John Palmer, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, par value $.01 per share, of Security Financial Bancorp, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 19, 2000, at 5:00 pm (Central time) or any adjournments thereof (the "Annual Meeting"), as follows:

1.   ELECTION OF DIRECTORS.  To elect RICHARD LASHLEY and JOHN PALMER

                       [ ] FOR             [ ] WITHHOLD

To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominee(s) in the following space. (You can withhold authority for either Richard Lashley or John Palmer, jointly or individually, by writing one or both names in the following space below or withholding authority for both by marking an X in or next to the WITHHOLD box above):






2.   APPROVAL OF THE COMPANY'S PROPOSED 2000 STOCK-BASED INCENTIVE PLAN.

         [ ] FOR             [ ] WITHHOLD               [ ]  ABSTAIN

Shares will be voted as directed. If no direction is made, this proxy will be voted against the approval of the 2000 Stock-Based Incentive Plan.


3. APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2000:

         [ ] FOR             [ ] WITHHOLD               [ ]  ABSTAIN



              IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the PL Capital Group's Nominees as Directors, voted "AGAINST" the 2000 Stock-Based Incentive Plan and "FOR" the appointment of Crowe Chizek and Company LLP as the Company's independent auditors. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting, as provided in the proxy statement provided herewith.

Dated:________________________________________________________

Signature:____________________________________________________

Signature (if held jointly):__________________________________

Title:________________________________________________________

Please sign exactly as your name(s) appear on the proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

                PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY